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                                                                    EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors and Shareholders
Port St. Lucie National Bank Holding Corp.:

     We consent to the use of our report incorporated herein (the Form S-4 Registration Statement of Seacoast Banking Corporation of Florida) by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report refers to a change in the accounting for mortgage servicing rights to conform with Statement of Financial Accounting Standards No. 122.

                                          /s/ KPMG Peat Marwick LLP


West Palm Beach, Florida


March 26, 1997